Exhibit 99.1

FOR IMMEDIATE RELEASE
Company Contact:
Steve Katz
Chairman and CEO
(516) 887-0700

CELLULAR TECHNICAL SERVICES COMPANY, INC. ANNOUNCES
AGREEMENT TO COMBINE WITH SAFESTITCH LLC

New York– July 25, 2007 – Cellular Technical Services Company, Inc. (“CTS”) (OTC BB: CTSC) announced today that it has entered into a Share Transfer, Exchange and Contribution Agreement (the “Agreement”) with SafeStitch LLC and its members whereby SafeStitch members will transfer all of their membership interests to CTS in consideration for an aggregate of 11,256,369 newly issued shares of common stock of CTS. As a result of the transaction, the members of SafeStitch will receive approximately 70% of the issued and outstanding shares of CTS. Dr. Jane Hsaio and Dr. Philip Frost, each a director of CTS, are also members of SafeStitch LLC.

As part of and after the closing of the transaction, the Frost Group, an entity controlled by Dr. Philip Frost, has agreed to provide a line of credit to CTS of up to $4,000,000 and will receive warrants to acquire 805,521 shares of the common stock of CTS, equal to 5% of CTS shares on a fully diluted basis after giving effect to the Agreement.

A fairness opinion was rendered prior to approval of the Agreement by CRA International, Inc., an independent New York Stock Exchange business valuation firm retained by CTS and its independent directors.

Upon the closing of the transactions contemplated by the Agreement, all current CTS directors except Dr. Hsaio and Richard C. Pfenniger will resign and new directors will be appointed and CTS will be re-named SafeStitch Medical Devices. It is expected that CTS will be headquartered in Miami, Florida, with a research and development center in Omaha, Nebraska. Subject to the conditions in the Agreement being satisfied, the transaction is expected to close by the end of 2007.

About CTS and SafeStitch

CTS has no current business. As such, the Company’s principal business purpose at this time is to locate and consummate a merger or acquisition with a private entity. Previously it was engaged in marketing and distributing prepaid long-distance phone-card products, prepaid wireless phones and phone-cards.

SafeStitch LLC is a privately owned early-stage endoscopic and minimally invasive surgery medical device company with a product portfolio that includes a device for endoscopic bariatric surgery and endoscopic repair of gastroesophageal reflux disorder (GERD), as well as an endoscopic device for excision of Barrett’s esophagus. SafeStitch is also seeking to develop new techniques for hernia repair and natural orifice transesophageal surgery as well as planning to market novel standard bite block devices and the first Smart (Safety) Dilator for esophageal strictures.

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), regarding product development efforts and other non-historical facts about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website http://www.sec.gov, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. We do not undertake any obligation to update forward-looking statements and revise statements contained in these materials based on new information or otherwise.